UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 29, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 29, 2007, the Audit Committee (the “Committee”) of the Board of Directors of Cell Therapeutics, Inc. (the “Corporation”), upon recommendation from management and after discussion with Stonefield Josephson, Inc., the Corporation’s independent accountants, concluded that the previously issued consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2006 contained in the Corporation’s quarterly reports should not be relied upon because of accounting errors contained therein. The Committee has determined that the unaudited quarterly financial statements for the quarter ended March 31, 2006 included certain overstated settlement expenses and the unaudited quarterly financial statements for the quarters ended June 30, 2006 and September 30, 2006 included overstated clinical trial expenses by approximately, in the aggregate, $2 million to $3 million. These non-cash errors and associated adjustments were attributable to the Corporation’s subsidiary located in Bresso, Italy. The evaluation of the accounting impact resulting from these overstatements is still ongoing. However, the Corporation expects that the restated consolidated financial statements and related disclosure will reflect the reduction of research and development and settlement expenses for those periods, and, consequently reduce net loss for those periods. Accordingly, the Corporation has concluded that the quarterly financial statements for those periods and all earnings press releases and similar communications issued by the Corporation relating to those periods should no longer be relied upon by investors. The Corporation intends to file restated financial statements for those periods correcting these errors as soon as is possible.

The Corporation issued a press release on January 30, 2007 (the “Press Release”), a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

This Current Report on Form 8-K and the Press Release contain forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. Forward-looking statements include the Corporation’s expectations regarding the need to restate its financial statements, the reasons for the restatement, the periods affected, the impact of the expected restatement on the Corporation’s financial results and its expectations regarding the filing of restated financial statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the final outcome of the Corporation’s accounting review and actions that may be taken or required as a result of the expected restatement, and the conclusions reached by the Corporation’s management, Audit Committee, Board of Directors and independent accountants based on the results of that review. For other factors that could cause the Corporation’s results to vary from expectations, please see the section titled “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and other factors detailed from time to time in the Corporation’s filings with the Securities and Exchange Commission. The Corporation undertakes no obligation (and expressly disclaims any such obligation) to revise or update publicly any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

99.1	Press Release dated January 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: January 30, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated January 30, 2007